Exhibit 99.1

Fluidigm Stockholders Approve $250 Million Strategic Capital Infusion

SOUTH SAN FRANCISCO, Calif., April 01, 2022 (GLOBE NEWSWIRE) — Fluidigm Corporation (Nasdaq:FLDM) today announced that its stockholders have voted to approve all of the proposals related to the previously announced strategic capital infusion from leading life sciences investors Casdin Capital, LLC (“Casdin”) and Viking Global Investors LP (“Viking”).

Dr. Carlos V. Paya, chairman of Fluidigm, said, “On behalf of the Board of Directors, I would like to thank our stockholders for their support of this investment, which is expected to fuel a realization of identified growth and cost opportunities within the Company’s two major platforms, mass cytometry and microfluidics, and pave the way for new growth drivers. Upon closing of the transaction, we are excited to advance our work to further develop transformative biologics, improve revenue and profitability, and enhance stockholder value.”

The final voting results will be reported in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

Under the terms of the agreement, Casdin and Viking will purchase $225 million in aggregate principal amount of convertible preferred shares. In addition, the aggregate principal amounts outstanding under Fluidigm’s previously announced $25 million convertible term loans with Casdin and Viking will be automatically converted into a number of convertible preferred shares in accordance with the terms of the loan agreements. The transaction remains on track to close, subject to the satisfaction of customary closing conditions, including applicable regulatory approvals. The Company’s name will change to Standard BioTools Inc. in connection with closing, and its common stock will trade on Nasdaq under the symbol “LAB” following the closing.

Advisors

Jefferies LLC is serving as financial advisor to Fluidigm and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal advisor.

Centerview Partners LLC is serving as financial advisor to Casdin and Viking. Legal advisors are Paul, Weiss, Rifkind, Wharton & Garrison LLP serving Casdin and Kirkland & Ellis LLP serving Viking.

About Fluidigm

Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF® and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo and CyTOF are trademarks and/or registered trademarks of Fluidigm Corporation or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Fluidigm uses its website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Fluidigm may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Fluidigm’s website and our social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

About Casdin Capital

Casdin Capital, LLC is a New York-based research investment firm focused on the innovations currently reshaping life sciences and healthcare. Founded in 2011, and with an eye to long-term returns and disruptive technologies, Casdin Capital is a trusted investor-partner in both private and public companies, collaborating with industry leaders to fuel their visions, adding energy, insight, and experience to the firm’s over $3 billion under management. For more information, please visit casdincapital.com.

About Viking Global Investors

Founded in 1999, Viking is a global investment management firm that manages approximately $48 billion of capital for its investors. It has offices in Greenwich, New York, Hong Kong, London, and San Francisco and is registered as an investment adviser with the U.S. Securities and Exchange Commission. For more information, please visit www.vikingglobal.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding: Fluidigm’s expectations that the transactions described in this communication (the “Transaction”) will accelerate growth and innovation; expectations for portfolio expansion and advancement of Fluidigm’s mission; cost structure optimization; expectations to develop transformative biologics, improve revenue and profitability, and enhance stockholder value; the expected timing and closing of the Transaction; expectations for the Company’s brand and corporate name; and other expectations for Fluidigm following the closing of the Transaction. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to: the potential adverse effects of the coronavirus pandemic on our business and operating results; any failure to obtain required stockholder approval of the Transaction; the possibility that the conditions to the closing of the Transaction are not satisfied; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Fluidigm’s current plans and operations, including through the loss of customers, suppliers and employees; changes in Fluidigm’s business or external market conditions; uncertainties in contractual relationships; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Fluidigm’s research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm’s business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this communication. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

Contacts:

Media:

Mark Spearman

Fluidigm Corporation

650 243 6621

mark.spearman@fluidigm.com

Investors:

Peter DeNardo

415 389 6400

ir@fluidigm.com